Exhibit 3.17

State of Delaware Secretary of State Division of Corporations Delivered 09:37 AM 12/22/2021 FILED 09:37 AM 12/22/2021 SR 20214185246 - File Number 4235082	EXECUTION VERSION

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A DELAWARE CORPORATION TO A

DELAWARE LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 18-214 OF THE

DELAWARE LIMITED LIABILITY COMPANY ACT

December 22, 2021

1.	The jurisdiction where the Corporation first formed is Delaware.

2.	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.	The date the Corporation first formed is October 13, 2006.

4.	The name of the Corporation immediately prior to filing this Certificate is SCS Holdings I Inc.

5.	The name of the Limited Liability Company as set forth in the Certificate of Formation is SCS Holdings I LLC.

* * * * * * *

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion as of the date first set forth above.

By:	/s/ Frederick J. Kulevich
Name:	Frederick J. Kulevich
Title:	Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 09:37 AM 12/22/2021 FILED 09:37 AM 12/22/2021 SR 20214185246 - File Number 4235082

CERTIFICATE OF FORMATION

OF

SCS HOLDINGS I LLC

December 22, 2021

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is SCS Holdings I LLC.

2.

The address of the registered office of the limited liability company in the State of Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808, New Castle County. The name of the registered agent of the limited liability company for service of process at such address is Corporation Service Company.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

By:	/s/ Frederick J. Kulevich
Name:	Frederick J. Kulevich
Title:	Authorized Person